Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2020 (except for Note 18 as to which the date is November 20, 2020), with respect to the consolidated financial statements of Mid-Con Energy Partners, LP included in Form 8-K dated November 20, 2020 for the year ended December 31, 2019, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

December 2, 2020